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                                                                [EXECUTION COPY]


                                AMENDMENT NO. 1
                        TO REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment No.
                                                                  -------------
1") is dated as of July 7, 2000, between ASCHE TRANSPORTATION SERVICES, INC., a
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Delaware corporation (the "Company"), and CHURCHILL ENVIRONMENTAL & INDUSTRIAL
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EQUITY PARTNERS, INC., a limited partnership organized under the laws of the
State of Delaware (together with its assigns under the  Agreement, the
"Holder").
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     WHEREAS, the Company and the Holder entered into a Registration Rights
Agreement (the "Agreement") in conjunction and contemporaneously with a Stock
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Purchase Agreement, dated as of August 17, 1999, between the Company and the
Holder (the "Stock Purchase Agreement");
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     WHEREAS, under the Agreement, the Holder was granted by the Company certain registration rights with respect to Registrable Shares (as defined therein);

     WHEREAS, the Company, the Holder and certain other persons have entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement"), pursuant
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to which the Company has issued to the Holder a Warrant to purchase shares of the Company's common stock (the "Warrant Shares") and has accelerated and issued
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additional shares of common stock as required to be issued by the Stock Purchase
Agreement (the "Additional Shares");
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     WHEREAS, the Holder owns all of the Registrable Shares;

     WHEREAS, Section 12(h) of the Agreement requires the written consent of the holder(s) of a majority of the Registrable Shares prior to amending the Agreement;

     NOW THEREFORE, the parties hereto acknowledge and agree as follows:

     1. The Warrant Shares and the Additional Shares shall be deemed and shall in fact be Registrable Shares, as defined in the Agreement.

     2. All rights of the Holder with respect to the Registrable Shares under the Agreement shall pertain to the Warrant Shares and the Additional Shares.

     3. Except as amended hereby, the Agreement shall remain in full force and effect, as amended hereby, and each of the parties thereto hereby reaffirms all of its rights and obligations under the Agreement, as amended hereby.

     4. Holder's consent to this Amendment No. 1 is effected and evidenced by the Holder's execution of this Amendment No. 1.
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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to
Registration Rights Agreement as of the date first written above.

     COMPANY:            SPECIALTY TRANSPORTATION SERVICES, INC.
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                         By:_________________________________
                         Title: _______________________________


     HOLDER:             CHURCHILL ENVIRONMENTAL &
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                         INDUSTRIAL EQUITY PARTNERS,
                         L.P., a Delaware limited partnership

                         By Churchill Capital Environmental,
                         L.L.C., a Delaware limited liability company
                         Its General Partner

                         By Churchill Capital, Inc.,
                         Its Managing Agent


                         By: ______________________________________
                         Name: ___________________________________
                         Title: ____________________________________